Exhibit 3.02

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AMENDED AND RESTATED BY-LAWS
OF
HF FOODS GROUP INC.
– A Delaware Corporation –

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AMENDED AND RESTATED BY-LAWS
OF

HF FOODS GROUP INC.

ARTICLE I
OFFICES

SECTION 1.1 Principal Office. The registered office of HF Foods Group Inc. (the “Corporation”) shall be located in such place as may be provided from time to time in the Second Amended and Restated Certificate of Incorporation of the Corporation (as may be amended, amended and restated or supplemented from time to time, the “Certificate of Incorporation”).

SECTION 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “board of directors”) may from time to time determine or as the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

SECTION 2.1 Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held wholly or partially by means of remote communication or at such place, within or without the State of Delaware, on such date and at such time as may be determined by the board of directors and as shall be designated in the notice of said meeting. The board of directors may, for any reason, postpone, reschedule or cancel any annual meeting of the stockholders previously scheduled by the board of directors.

SECTION 2.2 Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be held wholly or partially by means of remote communication or at any place, within or without the State of Delaware, and may be called by resolution of the board of directors, or by the Chairman of the board of directors (the “Chairman”) or the President. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. The board of directors may, for any reason, postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the board of directors.

SECTION 2.3 Record Date.

(a)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment or recess thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall, unless otherwise required by applicable law, not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business (as defined below) on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or recess of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned or recessed meeting, and in such case, shall also fix as the record date for stockholders entitled to notice of such adjourned or recessed meeting the same date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned or recessed meeting.

(b)Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the board of directors, (i) when no prior action of the board of directors is required by applicable law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the board of directors is required by applicable law, the record date for such purpose shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

SECTION 2.4 Notice and Purpose of Meetings. Written or printed notice of the meeting stating the place, if any, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, and in case of a meeting held by remote communication stating such means, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally, or by mail, or if prior consent has been received by a stockholder by electronic transmission, by or at the direction of the Chairman or the President, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting.

SECTION 2.5 Quorum. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation.

SECTION 2.6 Voting Process. If a quorum is present or represented, the affirmative vote of a majority of the shares of stock present or represented at the meeting, by ballot, proxy or electronic ballot, shall be the act of the stockholders unless the vote of a greater number of shares of stock is required by law, by the Certificate of Incorporation or by these by-laws of the Corporation (as may be amended, amended and restated or supplemented from time to time, these “by-laws”). Each outstanding share of stock having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person, by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact, or by an electronic ballot from which it can be determined that the ballot was authorized by a stockholder or proxyholder. The term, validity and enforceability of any proxy shall be determined in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

SECTION 2.7 Notice of Stockholder Business and Director Nominations.

(a)Annual Meetings.

(i)Nominations of persons for election to the board of directors and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the board of directors or any committee thereof or (C) by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Section 2.7 and at the time of the annual meeting, (ii) is entitled to vote at the relevant annual meeting and (iii) complies with the notice procedures set forth in this Section 2.7 and applicable law as to such business or nomination. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make director nominations and shall be the exclusive means for a stockholder to propose any other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange

Act of 1934, as amended (the “Exchange Act”) and not excluded from the Corporation’s proxy materials), before an annual meeting of the stockholders.

(ii)For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.7(a)(i)(C) of these by-laws, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action under the DGCL, and (2) the stockholder must have complied in all respects with the requirements of Regulation 14A under the Exchange Act, including, without limitation, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission (“SEC”) including any SEC Staff interpretations relating thereto), and (3) the Board of Directors or an executive officer designated thereby shall determine that the stockholder has satisfied the requirements of this clause (ii), including without limitation the satisfaction of any undertaking delivered under paragraph (E) below.. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days before or delayed more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement (as defined below) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, notice by the stockholder to be timely must be so delivered on or before the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2.7(a)(ii) and in these Bylaws. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.  To be in proper form, a stockholder’s notice to the Secretary must:

(A)set forth, as to each Proposing Person (as defined below), (i) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (ii) (a) the class or series, if any, and number of shares of the Corporation that are beneficially owned, directly or indirectly, by such Proposing Person as of the date of the stockholder notice, (b) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”) beneficially owned, directly or indirectly, by such Proposing Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any shares of any security of the Corporation, (c) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person has a right to vote any shares of any security of the Corporation, (d) any short interest in any security of the Corporation (for purposes of these by-laws, a person or Proposing Person shall be deemed to have a “short interest” in a security if such person or Proposing Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on any shares of any security of the Corporation beneficially owned by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in any shares of any security of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or beneficially owns, directly or indirectly, an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) to which such Proposing Person is entitled based on any increase or decrease in the value of any shares of any security of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such Proposing Person’s immediate family sharing the same household, (iii) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the Proposing Person is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of the meeting and intends to appear in person or through a qualified representative at the meeting to bring such nomination or other business before the meeting, (v) a description of any material interest in such business of the Proposing Person on whose behalf the proposal is made, (vi) a summary of any material discussion regarding the business proposed to be brought before the meeting between such Proposing Person, on the one hand, and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names), on the other hand, (vii) a representation as to whether such Proposing Person intends or is part of a group that intends to engage in solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation, (viii) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among such Proposing Person and any other Proposing Person(s) or (y) between or among such Proposing Person and any other person, persons or entity (including their names) in connection with such nomination and/or proposal of such business, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), (ix) in the case of any nomination, a written undertaking by the Proposing Person, that such Proposing Person will deliver to beneficial owners of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors either (x) at least 20 calendar days before the annual meeting, a copy of its definitive proxy statement for the solicitation of proxies for its director candidates, or (y) at least 40 calendar days before the annual meeting a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) of the Securities Exchange Act, and (x) in the case of any nomination,  the written consent of each proposed nominee to being named as a nominee in the proxy statement as a director of the Corporation. The information required under this Section 2.7(a)(ii) shall be supplemented and updated by such Proposing Person as described under Section 2.7(b)(v);

(B)if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a reasonably detailed description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of each Proposing Person in such business, and (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these by-laws, the language of the proposed amendment);

(C)set forth, as to each person, if any, whom the Proposing Person proposes to nominate for election or reelection to the board of directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past 3 years, and any other material relationships, between or among such Proposing Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(D)with respect to each nominee for election or reelection to the board of directors, include the completed and signed questionnaire required by Section 2.8(a)(i) of these by-laws and the written and signed representation and agreement required by Section 2.8(a)(ii) of these by-laws; and

(E)set forth any such additional information as may be reasonably requested by the Corporation pursuant to Section 2.8(b).

(iii)The foregoing notice requirements of this Section 2.7 shall not apply to a non-binding (precatory) stockholder proposal that a stockholder has notified the Corporation of his, her or its intention to present at an annual meeting in compliance with and pursuant to Rule 14a-8 under the Exchange Act and such stockholder’s proposal has been included in, and not subsequently withdrawn from, a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(iv)For purposes of these by-laws, (a) “Control Person” shall mean, with respect to any entity, collectively, (1) any direct and indirect control person of such first entity, and (2) such first entity’s and any control person’s respective directors, trustees, executive officers and managing members (including, with respect to an entity exempted from taxation under Section 501(1) of the Internal Revenue Code, each member of the board of trustee, board of directors, executive council or similar governing body thereof); and (b) “Proposing Person” shall mean (A) the stockholder providing the notice of nomination or any other business proposed to be brought before the meeting of stockholders, (B) if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, the beneficial owner or beneficial owners, if different, on whose behalf such notice is made, (C) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these by-laws) of such stockholder or beneficial owners and, if such stockholder or beneficial owner is an entity, any Control Person of such entity, and (D) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert.

(b)General.

(i)Except as otherwise required by applicable law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.7, including the timely delivery of the notices required by such Section 2.7, shall be eligible to be elected at any meeting of stockholders to serve as directors, and only such other business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these by-laws. Except as otherwise required by applicable law, the Chairman, the board of directors or the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these by-laws and, if any proposed nomination or other business is not in compliance with these by-laws, then except as otherwise required by applicable law, the chairman of the meeting shall have the power to declare that such nomination shall be disregarded or that such other business shall not be transacted.

(ii)For purposes of these by-laws: (a) “public announcement” shall mean disclosure (i) in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service, (ii) in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder or (iii) in a notice of meeting (or any supplement) pursuant to Section 2.4 of these by-laws; and (b) “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, whether or not the day is a business day; and (c) a person shall be “acting in concert” with another person if such first person (or any of such first person’s affiliates or associates) has any agreement, arrangement or understanding whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) with such other person for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent given to such first person (or any of such first person’s affiliates or associates) in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the rules and regulations promulgated under the Exchange Act) or disposing of any securities of the Company, it being understood that, for the avoidance of doubt, a person shall not be deemed to be acting in concert with another person solely by reason of (i) discussing the status of its securities with the Corporation or other stockholders of the Corporation that are similarly situated, or (ii) voting or acting in a manner similar to other stockholders of the Corporation that are similarly situated in the absence of any agreement, arrangement or understanding (whether or not in writing).

(iii)Notwithstanding the foregoing provisions of these by-laws, a Proposing Person shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these by-laws; provided, however, that any references in these by-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.7(a)(i)(C) of these by-laws. Nothing in these by-laws shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of preferred stock of the Corporation if and to the extent provided for under applicable law, the Certificate of Incorporation or these by-laws.

(iv)Unless otherwise required by applicable law, or otherwise determined by the Chairman, the board of directors or the chairman of the meeting, if the stockholder does not provide the information required under Section 2.7 (including the updates required by Section 2.7(b)(v), as applicable) and Section 2.8 (including the additional information as may be reasonably requested by the Corporation pursuant to Section 2.8(b), as applicable) to the Corporation within the time frames specified therein or if a stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 2.7 does not appear at a meeting of stockholders to present such nomination or other business, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of these by-laws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(v)A stockholder providing notice of a nomination or proposal of other business to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.7 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is 10 business days prior to the meeting or any adjournment, recess, cancellation, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 7 business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, recess or postponement thereof)). All information provided pursuant to this Section 2.7(b)(v) shall be deemed part of a stockholder’s notice for purposes of this Section 2.7.

SECTION 2.8 Submission of Information by Director Nominees.

(a)To be eligible to be a nominee for election or re-election as a director of the Corporation, a proposed nominee must deliver to the Secretary at the principal executive office of the Corporation the following information:

(v)a completed questionnaire with respect to the background, independence and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire will be provided to such person promptly following a written request thereof to the Secretary), which shall be signed by such person; and

(vi)a written representation and agreement (which will be provided to such person promptly following a written request thereof to the Secretary), which shall be signed by such person and pursuant to which such person shall represent to the Corporation and agree therewith that each of such person and such person’s affiliates (a) is not and will not become a party to (i) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been fully disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been fully disclosed to the Corporation, (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules and regulations of The Nasdaq Stock Market LLC (or any other exchange or quotation system on which the Corporation’s equity securities are listed) and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock trading policies and other guidelines of the Corporation, (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation, and (e) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and has not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(b)A nominee for election or re-election as a director of the Corporation shall also provide to the Corporation such additional information as the Corporation may reasonably request. The Corporation may request such additional information necessary to permit the board of directors to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination of whether such person can be considered an independent director and that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c)All completed and signed questionnaires and written and signed representations and agreements required pursuant to Section 2.8(a)(i) and Section 2.8(a)(ii), respectively, and the additional information described in Section 2.8(b), shall be considered timely for a nominee for election or re-election as a director of the Corporation under Section 2.7 if provided to the Corporation by the deadlines specified in Section 2.7. All information provided pursuant to this Section 2.8 by a nominee for election or re-election as a director of the Corporation shall be deemed part of the stockholder’s notice submitted pursuant to Section 2.7.

SECTION 2.9 Organization of Meetings of Stockholders.

(a)Except as otherwise determined by the board of directors, the Chairman shall preside at each meeting of stockholders as the chairman of the meeting. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b)The board of directors shall be entitled to make such rules and regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors prior to the meeting, the chairman of the meeting shall have the right and authority to prescribe such rules and regulations and procedures and to do all such acts as, in his or her discretion, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following:

(a) convening the meeting; (b) determining and announcing the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote; (c) establishing an agenda or order of business for the meeting; (d) establishing rules and procedures for maintaining order at the meeting and the safety of those present; (e) determining limitations on attendance at or participation in the meeting, including limitations that would permit only those stockholders of record entitled to vote at the meeting, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine, to attend or participate in the meeting; (f) establishing rules and procedures with respect to the recess and adjournment of the meeting; (g) establishing restrictions on entry to the meeting after the time fixed for the commencement thereof; (h) determining restrictions on the use of any audio or video recording devices at the meeting; and (i) establishing limitations on the time allotted to questions or comments by participants.

(c)The chairman of the meeting shall have the power to recess or adjourn any meeting of stockholders at any time and for any reason, without notice other than announcement at the meeting. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. In addition to making any other determinations that may be appropriate to the conduct of the meeting, the chairman of the meeting shall, if the facts warrant, determine that a matter of business was not properly brought before the meeting and if the chairman of the meeting should so determine, the chairman of the meeting shall so declare to the meeting and any such matter or business determined not to be brought before the meeting shall not be transacted or considered.

SECTION 2.10 Written Consent of Stockholders Without a Meeting. Whenever the stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a written consent or electronic transmission, setting forth the action so taken, shall be signed or e-mailed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting called for such purpose.

ARTICLE III
DIRECTORS

SECTION 3.1 Powers. The business affairs of the Corporation shall be managed by its board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders. The board of directors may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these by-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation.

SECTION 3.2 Number, Qualifications, Term. The board of directors shall consist of one or more members. The number of directors shall be fixed by the board of directors and may thereafter be changed from time to time by resolution of the board of directors. Directors need not be residents of the State of Delaware nor stockholders of the Corporation.

SECTION 3.3 Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. A vacancy created by the removal of a director by the stockholders may be filled by the stockholders.

SECTION 3.4 Place of Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Delaware.

SECTION 3.5 Regular Meetings. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board of directors.

SECTION 3.6 Special Meetings. Special meetings of the board of directors may be called by the Chairman or the President or by the number of directors who then legally constitute a quorum. Notice of the time and place, if any, of all special meetings of the board of directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least 24 hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, charges prepaid, at least three days before the date of the meeting.

SECTION 3.7 Notice; Waiver. A director may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director (i) attends for the express purpose of objecting, at the beginning of the meeting (or promptly upon his or her arrival), to the transaction of any business because the meeting was not lawfully called or convened and (ii) does not later vote for or assent to any action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors, needs to be specified in the notice or waiver of notice of such meeting.

SECTION 3.8 Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business unless a greater number is required by law, by the Certificate of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.9 Action Without A Meeting. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

SECTION 3.10 Telephonic Meetings. Meetings of the board of directors or any committee thereof may be held by means of conference telephone or voice communication as permitted by the DGCL, and participation in a meeting by such means shall constitute presence in person at such meeting.

SECTION 3.11 Action. Except as otherwise provided by law or in the Certificate of Incorporation or these by-laws, if a quorum is present, the affirmative vote of a majority of the members of the board of directors will be required for any action.

SECTION 3.12 Removal of Directors. Subject to any provisions of applicable law, any or all of the directors may be removed by vote of the stockholders.

ARTICLE IV
COMMITTEES

SECTION 4.1 Designation of Committees. The board of directors may, by resolution adopted by a majority of the whole board of directors, designate one or more committees, each of which shall, except as otherwise prescribed by law, have such authority of the board of directors as shall be specified in the resolution of the board of directors designating such committee. The board of directors shall have the power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause.

SECTION 4.2 Procedure; Meetings; Quorum. Committee meetings, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. So far as applicable, the provisions of Article III of these by-laws relating to notice, quorum and voting requirements applicable to meetings of the board of directors shall govern meetings of any committee of the board of directors. Each committee of the board of directors shall keep written minutes of its proceedings and circulate summaries of such written minutes to the board of directors before or at the next meeting of the board of directors.

ARTICLE V
OFFICERS

SECTION 5.1 Number. The board of directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a Secretary and a Treasurer, none of whom need be a member of the board of directors. The board of directors may also choose a Chairman from among the directors, one or more Executive Vice Presidents, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors. More than two offices may be held by the same person.

SECTION 5.2 Compensation. The salaries or other compensation of all officers of the Corporation shall be fixed by the board of directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he or she is also a director.

SECTION 5.3 Term; Removal; Vacancy. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

SECTION 5.4 Chairman. The Chairman shall, if one be elected, preside at all meetings of the board of directors.

SECTION 5.5 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the board of directors in the absence of the Chairman, shall have general supervision over the business of the Corporation and shall see that all directions and resolutions of the board of directors are carried into effect.

SECTION 5.6 President. The President shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

SECTION 5.7 Vice President. The Executive Vice Presidents shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. If there shall be more than one Executive Vice President, the Executive Vice Presidents shall perform such duties and exercise such powers in the absence or disability of the President, in the order determined by the board of directors. The Vice Presidents shall, in the absence or disability of the President and of the Executive Vice Presidents, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. If there shall be more than one Vice President, the Vice Presidents shall perform such duties and exercise such powers in the absence or disability of the President and of the Executive Vice President, in the order determined by the board of directors.

SECTION 5.8 Secretary. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or President, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have the authority to affix the same to an instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant

Secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

SECTION 5.9 Assistant Secretary. The Assistant Secretary, if there shall be one, or if there shall be more than one, the Assistant Secretaries in the order determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such powers as the board of directors may from time to time prescribe.

SECTION 5.10 Treasurer. The Treasurer or Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He or she shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation.

SECTION 5.11 Assistant Treasurer. The Assistant Treasurer, if there shall be one, or, if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI
CAPITAL STOCK

SECTION 6.1 Form. The shares of the capital stock of the Corporation shall be represented by certificates in such form as shall be approved by the board of directors and shall be signed by the Chairman, the President, an Executive Vice President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

SECTION 6.2 Lost and Destroyed Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

SECTION 6.3 Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

ARTICLE VII INDEMNIFICATION

SECTION 7.1 Indemnification.

(a)Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that such person or a person of whom such person is the legal representative is or was, at any time during which this Article VII is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or while serving as a director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties (including those arising under the Employee Retirement Income Security Act of 1974) and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Covered Person in connection with such Proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that except as provided in paragraph (A) of Section 7.3, the Corporation shall not be required to indemnify any such person (or such person’s heirs, executors or personal or legal representatives) seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person unless such Proceeding (or part thereof) was authorized or consented to by the board of directors.

(b)To obtain indemnification under this Article VII, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the board of directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the board of directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by a majority vote of the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the board of directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a merger or consolidation with another entity in which the Corporation's stockholders immediately prior to such merger do not own more than 50% of the outstanding voting power of the surviving entity in substantially the same proportions as immediately prior to such merger or the disposition of all or substantially all of the Corporation’s assets, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the board of directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

Section 7.2 Mandatory Advancement of Expenses. To the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the board of directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any action, suit or proceeding (or part thereof) in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Article VII or otherwise.

Section 7.3 Claims.

(a)If a claim for indemnification under this Article VII is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to Section 7.1(b) of these by-laws has been received by the Corporation, or if a request for advancement of expenses under this Article VII is not paid in full by the Corporation within twenty (20) days after a statement pursuant to Section 7.2 of these by-laws and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that, under the DGCL, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the board of directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the board of directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(b)If a determination shall have been made pursuant to Section 7.1(b) of these by-laws that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (a) of this Section 7.3.

(c)The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (a) of this Section 7.3 that the procedures and presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VII.

Section 7.4 Contract Rights; Amendment and Repeal; Non-exclusivity of Rights.

(a)All of the rights conferred in this Article VII, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person’s service to or at the request of the Corporation and (i) any amendment or modification of this Article VII that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or Proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission, and (ii) all of such rights shall continue as to any such Covered Person who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person’s heirs, executors and administrators.

(b)All of the rights conferred in this Article VII, as to indemnification, advancement of expenses and otherwise, (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-laws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the

Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.

Section 7.5 Insurance, Other Indemnification and Advancement of Expenses.

(a)The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (b) of this Section 7.5, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

(b)The Corporation may, to the extent authorized from time to time by the board of directors or the Chief Executive Officer, grant rights to indemnification and rights to advancement of expenses incurred in connection with any Proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

Section 7.6 Definitions. For purposes of this Article VII:

(a)“Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(b)“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article VII.

(c)A “successor of the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 7.7 Notice. Any notice, request or other communication required or permitted to be given to the Corporation under this Article VII shall be in writing and either delivered in person or sent by overnight mail, courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 7.8 Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VIII
GENERALPROVISIONS

SECTION 8.1 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

SECTION 8.2 Fiscal Year. The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the board of directors.

SECTION 8.3 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE IX
AMENDMENTS

SECTION 9.1 Amendments. These by-laws may be altered, amended, supplemented or repealed or new by-laws may be adopted (a) at any regular or special meeting of stockholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by a resolution adopted by a majority of the whole board of directors at any regular or special meeting of the board of directors. The stockholders shall have authority to change or repeal any by-laws adopted by the directors.